EXHIBIT 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SYNUTRA INTERNATIONAL, INC.

This Amended and Restated Certificate of Incorporation of Synutra International, Inc., was duly adopted in accordance with the provisions of Sections 141, 242 and 245 of the Delaware General Corporation Law (the “DGCL”). The original Certificate of Incorporation was filed on February 23, 2004 under the name Vorsatech Ventures, Inc. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 8, 2005, changing the name of the corporation from Vorsatech Ventures, Inc. to Synutra International, Inc. The text of the Company’s Certificate of Incorporation as heretofore amended is hereby restated and further amended to read in its entirety as follows:

ARTICLE I.

Name

The name of the corporation is Synutra International, Inc. (hereinafter referred to as the “Company”).

ARTICLE II.

Registered Office

The post office address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Company at that address is The Corporation Trust Company.

ARTICLE III.

Purpose

The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV.

Capital Stock

(A)	Authorized Shares.

The total number of shares of capital stock which the Company shall have authority to issue is 270,000,000 shares, consisting of: (i) 250,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The Preferred Stock and the Common Stock are hereinafter sometimes collectively referred to as “Capital Stock.” Certain capitalized terms used herein are defined in ARTICLE VII of this Amended and Restated Certificate of Incorporation.

(B)	Preferred Stock.

The Board of Directors of the Company (the “Board”) is authorized, subject to the limitations prescribed by law and the provisions of Section (A) of this Article IV, to provide for the issuance of shares of Preferred Stock from time to time in one or more series of Preferred Stock, and by filing any certificate of designations required under Section 151(g) of the DGCL (or its successor statute as in effect from time to time), to fix or alter the number of shares of any series of Preferred Stock, and to fix the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions granted to or imposed upon the shares of any wholly unissued series of Preferred Stock. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but shall not be limited to, the determination of the following:

(1)	the designation of such series, which may be by distinguishing number or letter;

(2)	the number of shares initially constituting such series;

(3)	the increase, and the decrease to a number not less than the number of the then outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

(4)
the rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Company, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

(5)
whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

(6)
the rights to which the holders of the shares of such series shall be entitled upon the voluntary or involuntary Liquidation, or upon any distribution of the assets, of the Company, which rights may be different in the case of a voluntary Liquidation than in the case of such an involuntary Liquidation;

(7)
whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the number of members of the Board of Directors or the percentage of members of the Board of Directors each class or series of Preferred Stock may be entitled to elect, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share;

(8)
whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary as the Board of Directors determines under different conditions and at different redemption dates;

(9)
whether or not a sinking or a purchase fund shall be provided for the redemption or purchase of the shares of such series and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof;

(10)
whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock or any other security of the Company or any other entity and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or price; and

(11)	any other relative rights, preferences and limitations of such series.

The Board may, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares of such series then outstanding) by the affirmative vote of the holders of shares representing a majority of the voting power of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of the certificate of designation for such Preferred Stock.

Preferred Shares that are redeemed, purchased or otherwise acquired by the Company may be reissued except as otherwise provided by law or the applicable certificate of designations.

(C)	Common Stock.

Except as otherwise provided in this Section C of this ARTICLE IV or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges and shall be subject to the same qualifications, limitations and restrictions.

(1)
Restrictions. The Common Stock is junior to the Preferred Stock and is subject to all the powers, right, privileges, preferences and priorities of the Preferred Stock as set forth herein, or in any resolution.

(2)
Voting Rights. At every meeting of the stockholders and for any permitted or required action effected by a written consent of the stockholders of the Company, except as specifically otherwise required by law, the holders of Common Stock shall be entitled to one (1) vote per share on all matters presented for a vote of the stockholders of the Company or presented for such a written consent. Any election of directors need not be by written ballot unless the Amended and Restated Bylaws of the Company shall so provide. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares representing a majority of the voting power of the Common Stock.

(3)
Dividends. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Company, the holders of Common Stock shall be entitled to receive such dividends pro rata according to their respective holdings of shares of Common Stock.

(4)
Liquidation, Dissolution or Winding Up. Subject to the provisions of the Preferred Stock, in the event of any Liquidation of the Company, all remaining assets of the Company shall be distributed to holders of the Common Stock pro rata at the same rate per share of Common Stock according to their respective holdings of shares of the Common Stock.

ARTICLE V.

Existence

The Company is to have a perpetual existence.

ARTICLE VI.

Board of Directors

(A)Number. The number of directors of the Company shall be not less than four (4) nor more than ten (10). The exact number of directors shall be fixed from time to time by the Board of Directors as specified in the Company’s Amended and Restated Bylaws.

(B)	Classified Board.

(1)
The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as reasonably possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected, provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting date next following the end of calendar year 2008, the directors first elected to Class II shall serve for a term ending on the second annual meeting date next following the end of calendar year 2008, and the directors first elected to Class III shall serve for a term ending on the third annual meeting date next following the end of calendar year 2008. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified unless he shall resign, become disqualified or shall otherwise be removed.

(2)
At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class of the directors they succeed unless, by reason of any intervening changes in the authorized number of directors, the designated board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes. If a director dies, resigns or is removed, the director chosen to fill the vacant directorship shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate such vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

(3)
Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as reasonably possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as reasonably possible, be allocated to one of two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

(4)
Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may, unless the Board of Directors determines otherwise, only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, however, that if the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

(C) Stockholder Nominees. Nominations by stockholders of persons for election to the Board shall be made only in accordance with the procedures set forth in the Amended and Restated Bylaws of the Corporation.

ARTICLE VII.

General Provisions

(A)	Definitions. The following terms shall have the following meanings:

“Board” has the meaning set forth in Section B of ARTICLE IV.

“Capital Stock” has the meaning set forth in Section A of ARTICLE IV.

“Common Stock” has the meaning set forth in Section A of ARTICLE IV.

“Company” has the meaning set forth in ARTICLE I.

“DGCL” has the meaning set forth in the Recitals above.

“Liquidation” with respect to the Company, means the liquidation, dissolution or winding up of the Company.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated association and any other entity or organization.

“Preferred Stock” has the meaning set forth in Section A of ARTICLE IV.

“Subsidiary” means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect directors having a majority of the voting power of the board of directors of such corporation.

(B)	Dividends.

The Board shall have authority from time to time to set apart out of any assets of the Company otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interest of the Company; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Company available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Company.

(C)	Issuance of Stock.

The shares of all classes and series of Capital Stock of the Company may be issued by the Company from time to time for such consideration as from time to time may be fixed by the Board, provided that shares having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Company may grant rights or options to purchase from the Company any shares of its Capital Stock of any class or series to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board may determine. The Board shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Company for the shares of its Capital Stock having a par value be capital, provided that the amount of the part of such consideration so determined to be capital shall at least be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Company over the amount so determined to be capital, as aforesaid, shall be surplus. All classes and series of Capital Stock of the Company shall be and remain at all times nonassessable.

ARTICLE VIII.

Amendments

The Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereinafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing or anything contained in this Amended and Restated Certificate of Incorporation to the contrary, (i) no amendment, modification or waiver shall be binding or effective without the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Common Stock of the Company, and (ii) no such action under this ARTICLE VIII shall change (A) the voting rights of the Common Stock without the affirmative vote of the holders of a majority of the voting power of the Common Stock then outstanding, and (B) the percentage required to approve any amendment, modification or waiver described herein, without the affirmative vote of holders of that percentage of the voting power of the class or series of Capital Stock then required to approve such amendment, modification or waiver.

ARTICLE IX.

Liability

(A)	Limitation of Liability.

(1)
To the fullest extent permitted by DGCL as it now exists or may hereafter be amended, no director of the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders.

(2)
Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

(B)	Right to Indemnification.

The Company shall, to the fullest extent permitted by the DGCL, as the same may be amended and supplemented, indemnify any and all Persons whom it shall have power to indemnify under the DGCL from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the DGCL. The indemnification right outlined in this Section (B) will continue as to a Person who has ceased to be a director, officer, employee or agent. Further, the indemnification right will inure to the benefit of such indemnitee’s estate, heirs, executors and administrators. The Company is authorized to provide by bylaw, agreement or otherwise for indemnification of directors, officers, employees and agents for breach of duty to the Company and its stockholders in excess of the indemnification otherwise permitted by applicable law.